Exhibit 99.1

Blackstone Reports Fourth Quarter and

Full Year 2021 Results

New York, January 27, 2022: Blackstone (NYSE:BX) today reported its fourth quarter and full year 2021 results.

Stephen A. Schwarzman, Chairman and Chief Executive Officer, said, “Blackstone’s fourth quarter results represented a remarkable finish to a record-breaking year. Our limited partners entrusted us with $270 billion of inflows in 2021, with assets under management rising 42% to $881 billion – our fastest growth rate in over a decade.

Outstanding investment performance and the power of our brand are leading to share gains in multiple customer channels, driving exceptional earnings momentum for our shareholders.”

Blackstone issued a full detailed presentation of its fourth quarter and full year 2021 results, which can be viewed at www.blackstone.com.

Dividend

Blackstone has declared a quarterly dividend of $1.45 per share to record holders of common stock at the close of business on February 7, 2022. This dividend will be paid on February 14, 2022.

Quarterly Investor Call Details

Blackstone will host its fourth quarter and full year 2021 investor conference via public webcast on January 27,

2022 at 9:00 a.m. ET. To register, please use the following link:

https://event.webcasts.com/viewer/event.jsp?ei=1520327&tp_key=7f44bccae4. For those unable to listen to the

Blackstone 345 Park Avenue New York NY 10154 T 212 583 5000 www.blackstone.com live broadcast, there will be a webcast replay on the Shareholders section of Blackstone’s website at

https://ir.blackstone.com/.

About Blackstone

Blackstone is the world’s largest alternative asset manager. We seek to create positive economic impact and long-

term value for our investors, the companies we invest in, and the communities in which we work. We do this by using extraordinary people and flexible capital to help companies solve problems. Our $881 billion in assets under management include investment vehicles focused on private equity, real estate, public debt and equity, life sciences, growth equity, opportunistic, non-investment grade credit, real assets and secondary funds, all on a global basis. Further information is available at www.blackstone.com. Follow Blackstone on Twitter @Blackstone.

Forward-Looking Statements

This presentation may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect our current views with respect to, among other things, our operations, taxes, earnings and financial performance, share repurchases and dividends. You can identify these forward-looking statements by the use of words such as

“outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,”

“approximately,” “predicts,” “intends,” “plans,” “scheduled,” “estimates,” “anticipates,” “opportunity,” “leads”

or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include but are not limited to the impact of the novel coronavirus (“COVID-19”), as well as those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, as such factors may be updated from time to time in our periodic filings with the United States Securities and Exchange

Commission (“SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this report and in our other periodic filings. The forward-looking statements speak only as of the date of this report, and we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

2

This presentation does not constitute an offer of any Blackstone Fund.

Investor and Media Relations Contacts

Weston Tucker Blackstone Tel: +1 (212) 583-5231 tucker@blackstone.com	Christine Anderson Blackstone Tel: +1 (212) 583-5182 christine.anderson@blackstone.com

3

Blackstone’s Fourth

Quarter and Full Year 2021 Earnings

JANUARY 27, 2022

BLACKSTONE’S FOURTH QUARTER AND FULL YEAR 2021 GAAP RESULTS

▪	GAAP Net Income was $2.9 billion for the quarter and $12.4 billion for the year. GAAP Net Income Attributable to Blackstone Inc. was $1.4 billion for the quarter and $5.9 billion for the year.

($ in thousands, except per share data) (unaudited)	4Q’20	4Q’21	FY’20	FY’21
Revenues
Management and Advisory Fees, Net	$1,134,138	$1,459,548	$4,092,549	$5,170,707
Incentive Fees	97,702	136,454	138,661	253,991
Investment Income
Performance Allocations
Realized	1,465,154	2,787,970	2,106,000	5,653,452
Unrealized	597,285	789,213	(384,393)	8,675,246
Principal Investments
Realized	220,814	171,310	391,628	1,003,822
Unrealized	217,688	304,297	(114,607)	1,456,201
Total Investment Income	2,500,941	4,052,790	1,998,628	16,788,721
Interest and Dividend Revenue	39,726	63,166	125,231	160,643
Other	(143,583)	50,699	(253,142)	203,086
Total Revenues	$3,628,924	$5,762,657	$6,101,927	$22,577,148
Expenses
Compensation and Benefits
Compensation	459,636	576,032	1,855,619	2,161,973
Incentive Fee Compensation	22,086	49,349	44,425	98,112
Performance Allocations Compensation
Realized	590,089	1,119,911	843,230	2,311,993
Unrealized	278,575	384,007	(154,516)	3,778,048
Total Compensation and Benefits	1,350,386	2,129,299	2,588,758	8,350,126
General, Administrative and Other	214,124	309,673	711,782	917,847
Interest Expense	45,702	56,550	166,162	198,268
Fund Expenses	1,902	2,959	12,864	10,376
Total Expenses	$1,612,114	$2,498,481	$3,479,566	$9,476,617
Other Income (Loss)
Change in Tax Receivable Agreement Liability	(27,171)	32,044	(35,383)	(2,759)
Net Gains from Fund Investment Activities	90,867	81,843	30,542	461,624
Income Before Provision for Taxes	$2,080,506	$3,378,063	$2,617,520	$13,559,396
Provision for Taxes	266,342	437,694	356,014	1,184,401
Net Income	$1,814,164	$2,940,369	$2,261,506	$12,374,995
Net Income (Loss) Attributable to Redeemable Non-Controlling Interests in Consolidated Entities	(1,871)	2,924	(13,898)	5,740
Net Income Attributable to Non-Controlling Interests in Consolidated Entities	308,055	320,033	217,117	1,625,306
Net Income Attributable to Non-Controlling Interests in Blackstone Holdings	759,110	1,218,934	1,012,924	4,886,552
Net Income Attributable to Blackstone Inc. (“BX”)	$748,870	$1,398,478	$1,045,363	$5,857,397
Net Income Per Share of Common Stock, Basic	$1.07	$1.93	$1.50	$8.14
Net Income Per Share of Common Stock, Diluted	$1.07	$1.92	$1.50	$8.13
Income Before Provision for Taxes Margin	57.3%	58.6%	42.9%	60.1%

Throughout this presentation, all current period amounts are preliminary and unaudited. Totals may not add due to rounding. See pages 34-36, Definitions and
Dividend Policy, for definitions of terms used throughout this presentation. See additional notes on page 32.	Blackstone | 1

BLACKSTONE’S FOURTH QUARTER AND FULL YEAR 2021 HIGHLIGHTS

Financial Measures

▪   Fee Related Earnings (“FRE”) and Distributable Earnings (“DE”) reached record levels for both the quarter and the year

▪   FRE of $1.8 billion ($1.52/share) in the quarter, up 144% year-over-year

–  FRE was $4.1 billion for the year ($3.37/share), up 71% year-over-year

▪   DE of $2.3 billion ($1.71/share) in the quarter, up 55% year-over-year

–  DE was $6.2 billion for the year ($4.77/share), up 85% year-over-year

▪   Net Accrued Performance Revenues a record $8.7 billion ($7.28/share), up 128% year-over-year

Capital Metrics

▪   Total Assets Under Management (“AUM”), Fee-Earning AUM, Perpetual Capital AUM, Inflows, and Deployment all records for both the quarter and the year

▪   Total AUM of $880.9 billion, up 42% year-over-year

–  Fee-Earning AUM of $650.0 billion, up 38% year-over-year

–  Perpetual Capital AUM of $313.4 billion, up 132% year-over-year

▪   Inflows of $154.8 billion in the quarter and $270.5 billion for the year

▪   Realizations of $21.0 billion in the quarter and $77.2 billion for the year

▪   Deployment of $65.8 billion in the quarter and $144.4 billion for the year

Capital Returned to Shareholders

▪   Dividend of $1.45 per common share payable on February 14, 2022

–  Dividends of $4.06 per common share for the year

▪   Repurchased 4.2 million common shares in the quarter and 10.3 million common shares for the year

▪   $2.5 billion to be distributed to shareholders with respect to the fourth quarter through dividends and share repurchases, and $6.5 billion for the year

Notes on page 32.	Blackstone | 2

BLACKSTONE’S FOURTH QUARTER AND FULL YEAR 2021 SEGMENT EARNINGS

			% Change			% Change
($ in thousands, except per share data)	4Q’20	4Q’21	vs. 4Q’20	FY’20	FY’21	vs. FY’20
Management and Advisory Fees, Net	$1,136,025	$1,456,220	28%	$4,111,165	$5,167,242	26%
Fee Related Performance Revenues	286,227	1,733,874	506%	378,676	2,025,244	435%
Fee Related Compensation	(482,769)	(1,108,034)	130%	(1,496,570)	(2,348,010)	57%
Other Operating Expenses	(189,536)	(255,133)	35%	(623,217)	(793,677)	27%
Fee Related Earnings	$749,947	$1,826,927	144%	$2,370,054	$4,050,799	71%

Realized Performance Revenues	1,276,629	1,191,374	(7)%	1,865,993	3,883,112	108%
Realized Performance Compensation	(483,528)	(449,301)	(7)%	(714,347)	(1,557,570)	118%
Realized Principal Investment Income	103,821	75,468	(27)%	158,933	587,766	270%
Net Realizations	896,922	817,541	(9)%	1,310,579	2,913,308	122%
Total Segment Distributable Earnings	$1,646,869	$2,644,468	61%	$3,680,633	$6,964,107	89%

Net Interest and Dividend Income (Loss)	(5,604)	6,779	n/m	(34,910)	(33,588)	(4)%
Taxes and Related Payables	(176,859)	(377,920)	114%	(304,127)	(759,682)	150%
Distributable Earnings	$1,464,406	$2,273,327	55%	$3,341,596	$6,170,837	85%

Additional Metrics:
FRE per Share	$0.62	$1.52	145%	$1.97	$3.37	71%
DE per Common Share	$1.13	$1.71	51%	$2.65	$4.77	80%
Total Segment Revenues	$2,802,702	$4,456,936	59%	$6,514,767	$11,663,364	79%
Total Assets Under Management	$618,556,928	$880,901,720	42%	$618,556,928	$880,901,720	42%
Fee-Earning Assets Under Management	$469,433,114	$649,969,058	38%	$469,433,114	$649,969,058	38%

Fee Related Earnings per Share is based on end of period DE Shares Outstanding (see page 23, Share Summary). DE per Common Share is based on DE Attributable to Common Shareholders (see page 22, Shareholder Dividends) and end of period Participating Common Shares outstanding. Full year per Share amounts represent the sum of the last four quarters. See pages 30-31 for the Reconciliation of GAAP to Total Segment Measures.

Blackstone | 3

SUMMARY OF FINANCIALS

▪	Full year Fee Related Earnings of $3.37 per share, an increase of 71% year-over-year.

▪	Full year Total Segment Distributable Earnings were $7.0 billion, an increase of 89% year-over-year.

Fee Related Earnings per Share	Segment Distributable Earnings ($ in millions)

FRE Margin is calculated by dividing Fee Related Earnings by Fee Related Revenues (defined as the sum of Total Segment Management and Advisory Fees, Net and Fee Related Performance Revenues).	Blackstone | 4

INVESTMENT PERFORMANCE AND NET ACCRUED PERFORMANCE REVENUES

▪	Strong appreciation across strategies led to a 5% increase in Net Accrued Performance Revenues quarter-over- quarter to $8.7 billion ($7.28/share).

Investment Performance

(appreciation / gross returns)

	4Q’21	FY’21
Real Estate
Opportunistic	12.0%	43.8%
Core+	7.2%	25.0%

Private Equity
Corporate Private Equity	4.8%	42.2%
Tactical Opportunities	11.0%	34.9%
Secondaries	9.1%	49.8%

Hedge Fund Solutions
BPS Composite	0.8%	8.1%

Credit & Insurance
Private Credit	4.6%	21.9%
Liquid Credit	0.8%	5.2%

Net Accrued Performance Revenues

($ in millions)

Investment Performance represents fund appreciation for Real Estate and Private Equity and gross returns for Hedge Fund Solutions and Credit & Insurance. Secondaries appreciation is reported on a three-month lag from the fund financial reporting. Effective 3Q’21, the Secondaries fund financial reporting process was updated to generally report underlying fund investments on a same-quarter basis, if available. Previously such fund financial reporting was generally on a three-month lag. This update has permitted Secondaries appreciation to be reported on a more current basis. Secondaries appreciation is presented above as if the updated reporting process was in place for prior periods. Secondaries appreciation for

4Q’21 is not impacted by the reporting process change. Including the “catch up” from the reporting process change to reflect the economic and market activity of five quarters in

FY’21, Secondaries appreciation was 61.2% for FY’21. BPS Composite net returns were 0.6% and 7.2% for 4Q’21 and FY’21, respectively. Private Credit net returns were 3.1% and

16.2% for 4Q’21 and FY’21, respectively. Liquid Credit net returns were 0.7% and 4.9% for 4Q’21 and FY’21, respectively. See notes on page 32 for additional details on investment performance.

Blackstone | 5

CAPITAL METRICS – ADDITIONAL DETAIL

▪	Inflows were $154.8 billion in the quarter, bringing full year inflows to $270.5 billion.
–	Inflows in the quarter include $77.6 billion across segments from the AIG Life & Retirement and Everlake transactions.

▪	Realizations were $21.0 billion in the quarter and $77.2 billion for the year.

▪	Deployed $65.8 billion in the quarter and $144.4 billion for the year.
–	Committed an additional $18.8 billion that was not yet deployed in the quarter.

	Inflows		Realizations		Capital Deployed

($ in millions)	4Q’21	FY’21	4Q’21	FY’21	4Q’21	FY’21
Real Estate	$41,751	$75,258	$5,182	$19,490	$20,561	$45,909
Opportunistic	3,436	8,548	2,351	12,467	3,141	11,096
Core+	12,599	38,272	1,884	4,628	16,802	32,102
BREDS	25,715	28,437	948	2,395	617	2,711
Private Equity	31,336	53,858	9,074	36,616	22,757	48,043
Corporate Private Equity	5,123	14,262	4,031	17,909	9,459	20,285
Tactical Opportunities	2,795	10,799	1,834	8,557	2,015	6,089
Secondaries	16,715	22,047	2,793	9,519	4,882	11,486
Infrastructure	6,703	6,749	416	632	6,401	10,184
Hedge Fund Solutions	4,316	11,922	707	1,628	1,763	4,973

Credit & Insurance	77,443	129,434	5,992	19,475	20,702	45,502

Total Blackstone	$154,846	$270,472	$20,956	$77,210	$65,783	$144,426

Corporate Private Equity also includes Life Sciences and BTAS. Tactical Opportunities also includes Blackstone Growth.	Blackstone | 6

ASSETS UNDER MANAGEMENT

▪	Total AUM increased to $880.9 billion, up 42% year-over-year, with $154.8 billion of inflows in the quarter and $270.5 billion for the year.

▪	Fee-Earning AUM of $650.0 billion was up 38% year-over-year, with $135.7 billion of inflows in the quarter and $224.5 billion for the year.

▪	Perpetual Capital AUM reached $313.4 billion, up 132% year-over-year.
–	Fee-Earning Perpetual Capital AUM reached $275.4 billion, representing 42% of Fee-Earning AUM.

Total AUM ($ in billions)	Fee-Earning AUM ($ in billions)	Perpetual Capital AUM ($ in billions)

Blackstone | 7

ADDITIONAL CAPITAL DETAIL

▪	Invested Performance Eligible AUM reached $450.8 billion at quarter end, up 54% year-over-year.

▪	Undrawn capital (“Total Dry Powder”) available for investment of $135.8 billion.

Invested Performance Eligible AUM	Total Dry Powder
($ in billions)	($ in billions)

Invested Performance Eligible AUM represents the fair value of invested assets that are eligible to earn performance revenues.	Blackstone | 8

Segment Highlights

Blackstone | 9

REAL ESTATE

▪	Total AUM: Increased 49% to $279.5 billion with inflows of $41.8 billion in the quarter and $75.3 billion for the year.

–

Inflows during the quarter include $25.7 billion in BREDS driven by the AIG Life & Retirement and Everlake transactions, a record $9.9 billion in BREIT, $2.4 billion in the third Asian opportunistic fund, $2.4 billion across BPP, and €510 million capital raised in BEPIF.

–	January 1 subscriptions of $2.4 billion in BREIT not yet included in AUM.

–	Perpetual AUM increased 98% to $152.0 billion, representing 54% of Total AUM.

▪	Realizations: $5.2 billion in the quarter and $19.5 billion for the year.

▪	Capital Deployed: $20.6 billion in the quarter and $45.9 billion for the year; deployments in the quarter include the acquisitions of AIG’s affordable housing portfolio, a 15 million square-foot U.S. industrial portfolio, a multifamily portfolio of 17 high-quality assets, and the privatization of WPT Industrial REIT.

–	Committed an additional $6.1 billion that was not yet deployed in the quarter.

▪	Appreciation: Opportunistic funds and Core+ funds appreciated 12.0% and 7.2% for the quarter, and 43.8% and 25.0% for the year, respectively, driven by strong performance in global logistics and residential portfolios.

			% Change			% Change
($ in thousands)	4Q’20	4Q’21	vs. 4Q’20	FY’20	FY’21	vs. FY’20
Management Fees, Net	$431,050	$570,737	32%	$1,638,688	$2,052,308	25%
Fee Related Performance Revenues	271,778	1,470,226	441%	338,161	1,695,019	401%
Fee Related Compensation	(242,827)	(713,587)	194%	(618,105)	(1,161,349)	88%
Other Operating Expenses	(55,565)	(73,985)	33%	(183,132)	(234,505)	28%
Fee Related Earnings	$404,436	$1,253,391	210%	$1,175,612	$2,351,473	100%

Realized Performance Revenues	690,967	184,194	(73)%	787,768	1,119,612	42%
Realized Performance Compensation	(279,416)	(66,430)	(76)%	(312,698)	(443,220)	42%
Realized Principal Investment Income	10,945	25,243	131%	24,764	196,869	695%
Net Realizations	422,496	143,007	(66)%	499,834	873,261	75%
Segment Distributable Earnings	$826,932	$1,396,398	69%	$1,675,446	$3,224,734	92%

Segment Revenues	$1,404,740	$2,250,400	60%	$2,789,381	$5,063,808	82%
Total AUM	$187,191,247	$279,474,105	49%	$187,191,247	$279,474,105	49%
Fee-Earning AUM	$149,121,461	$221,476,699	49%	$149,121,461	$221,476,699	49%

Blackstone | 10

PRIVATE EQUITY

▪	Total AUM: Increased 32% to $261.5 billion with inflows of $31.3 billion in the quarter and $53.9 billion for the year.

–	Inflows in the quarter included $12.8 billion for the ninth Secondaries fund and $6.7 billion in Blackstone Infrastructure Partners.

▪	Realizations: $9.1 billion in the quarter and $36.6 billion for the year; realizations in the quarter included proceeds from Exeter Finance and Diamond Direct sales.

▪	Capital Deployed: $22.8 billion in the quarter and $48.0 billion for the year, including Medline, Carrix, and Chamberlain during the quarter.

–	Committed an additional $5.2 billion that was not yet deployed in the quarter, including investments in Invenergy, VFS Global, and Renaissance Learning.

▪	Appreciation: Corporate Private Equity appreciated 4.8% in the quarter and 42.2% for the year.

–	Tactical Opportunities appreciated 11.0% in the quarter and 34.9% for the year; Secondaries appreciated 9.1% in the quarter and 49.8% for the year.

			% Change			% Change
($ in thousands)	4Q’20	4Q’21	vs. 4Q’20	FY’20	FY’21	vs. FY’20
Management and Advisory Fees, Net	$385,935	$442,872	15%	$1,269,840	$1,662,931	31%
Fee Related Performance Revenues	—	212,128	n/m	—	212,128	n/m
Fee Related Compensation	(133,044)	(246,249)	85%	(455,538)	(662,824)	46%
Other Operating Expenses	(63,683)	(95,580)	50%	(195,213)	(264,468)	35%
Fee Related Earnings	$189,208	$313,171	66%	$619,089	$947,767	53%

Realized Performance Revenues	405,665	635,913	57%	877,493	2,263,099	158%
Realized Performance Compensation	(174,577)	(255,229)	46%	(366,949)	(943,199)	157%
Realized Principal Investment Income	34,078	42,599	25%	72,089	263,368	265%
Net Realizations	265,166	423,283	60%	582,633	1,583,268	172%
Segment Distributable Earnings	$454,374	$736,454	62%	$1,201,722	$2,531,035	111%

Segment Revenues	$825,678	$1,333,512	62%	$2,219,422	$4,401,526	98%
Total AUM	$197,549,222	$261,471,007	32%	$197,549,222	$261,471,007	32%
Fee-Earning AUM	$129,539,630	$156,556,959	21%	$129,539,630	$156,556,959	21%

See note on page 5 for additional details on Secondaries appreciation.	Blackstone | 11

HEDGE FUND SOLUTIONS

▪	Total AUM: Increased 2% to $81.3 billion with inflows of $4.3 billion in the quarter and $11.9 billion for the year.

–	Held final close for the second GP stakes fund in the quarter, bringing total committed capital to $5.6 billion.

–	Market appreciation of $6.2 billion for the year driven by fund returns and portfolio performance.

▪	Returns: BPS Composite gross return of 0.8% in the quarter (0.6% net), outperforming the HFRX Global Hedge Fund Return Index, which was up 0.1%

–	Gross returns of 8.1% for the year (7.2% net), with significantly less volatility than the broader markets, compared to 3.7% return for the HFRX Global Hedge Fund Return Index.

			% Change			% Change
($ in thousands)	4Q’20	4Q’21	vs. 4Q’20	FY’20	FY’21	vs. FY’20
Management Fees, Net	$154,074	$179,299	16%	$588,079	$647,883	10%
Fee Related Compensation	(33,764)	(43,935)	30%	(161,713)	(156,515)	(3)%
Other Operating Expenses	(23,632)	(28,271)	20%	(79,758)	(94,792)	19%
Fee Related Earnings	$96,678	$107,093	11%	$346,608	$396,576	14%

Realized Performance Revenues	170,922	235,080	38%	179,789	290,980	62%
Realized Performance Compensation	(29,022)	(62,724)	116%	(31,224)	(76,701)	146%
Realized Principal Investment Income	55,200	4,115	(93)%	54,110	56,733	5%
Net Realizations	197,100	176,471	(10)%	202,675	271,012	34%
Segment Distributable Earnings	$293,778	$283,564	(3)%	$549,283	$667,588	22%

Segment Revenues	$380,196	$418,494	10%	$821,978	$995,596	21%
Total AUM	$79,422,869	$81,334,141	2%	$79,422,869	$81,334,141	2%
Fee-Earning AUM	$74,126,610	$74,034,568	(0)%	$74,126,610	$74,034,568	(0)%

Blackstone | 12

CREDIT & INSURANCE

▪	Total AUM: Increased 68% to $258.6 billion with inflows of $77.4 billion in the quarter and $129.4 billion for the year.

–	Inflows during the quarter include $52.0 billion from the AIG Life & Retirement and Everlake transactions, as well as the final close for the fourth Mezzanine / Opportunistic fund.

–	Record $4.4 billion of equity raised in the quarter for BCRED, a continuously offered non-traded BDC.

–	BXSL completed its IPO and began trading on the NYSE on October 28 in the largest BDC IPO in 15 years.

–

Closed 10 new CLOs / reissued CLOs (9 U.S. and 1 European) for $5.5 billion and closed 5 CLO refinancings and resets (3 U.S. and 2 European) for $2.4 billion in the quarter, capping another record year of CLO issuance.

▪	Realizations: $6.0 billion in the quarter and $19.5 billion for the year.

▪	Capital Deployed: Record $20.7 billion in the quarter, driven by $18.4 billion in Direct Lending, and $45.5 billion for the year; committed an additional $7.2 billion that was not yet deployed in the quarter.

▪	Returns: Private Credit gross return of 4.6% (3.1% net) for the quarter, positively impacted by strengthening fundamentals and opportunistic exits, and Liquid Credit gross return of 0.8% (0.7% net) for the quarter.

			% Change			% Change
($ in thousands)	4Q’20	4Q’21	vs. 4Q’20	FY’20	FY’21	vs. FY’20
Management Fees, Net	$164,966	$263,312	60%	$614,558	$804,120	31%
Fee Related Performance Revenues	14,449	51,520	257%	40,515	118,097	191%
Fee Related Compensation	(73,134)	(104,263)	43%	(261,214)	(367,322)	41%
Other Operating Expenses	(46,656)	(57,297)	23%	(165,114)	(199,912)	21%
Fee Related Earnings	$59,625	$153,272	157%	$228,745	$354,983	55%

Realized Performance Revenues	9,075	136,187	n/m	20,943	209,421	900%
Realized Performance Compensation	(513)	(64,918)	n/m	(3,476)	(94,450)	n/m
Realized Principal Investment Income	3,598	3,511	(2)%	7,970	70,796	788%
Net Realizations	12,160	74,780	515%	25,437	185,767	630%
Segment Distributable Earnings	$71,785	$228,052	218%	$254,182	$540,750	113%

Segment Revenues	$192,088	$454,530	137%	$683,986	$1,202,434	76%
Total AUM	$154,393,590	$258,622,467	68%	$154,393,590	$258,622,467	68%
Fee-Earning AUM	$116,645,413	$197,900,832	70%	$116,645,413	$197,900,832	70%

Blackstone | 13

Supplemental Details

Blackstone | 14

TOTAL SEGMENTS

($ in thousands)	4Q’20	1Q’21	2Q’21	3Q’21	4Q’21	FY’20	FY’21

Base Management Fees	$1,076,094	$1,117,290	$1,140,051	$1,207,866	$1,354,068	$3,972,054	$4,819,275

Transaction, Advisory and Other Fees, Net	75,290	78,640	78,125	114,784	120,389	207,875	391,938

Management Fee Offsets	(15,359)	(17,725)	(5,434)	(2,575)	(18,237)	(68,764)	(43,971)

Total Management and Advisory Fees, Net	1,136,025	1,178,205	1,212,742	1,320,075	1,456,220	4,111,165	5,167,242

Fee Related Performance Revenues	286,227	169,168	48,889	73,313	1,733,874	378,676	2,025,244

Fee Related Compensation	(482,769)	(445,110)	(375,385)	(419,481)	(1,108,034)	(1,496,570)	(2,348,010)

Other Operating Expenses	(189,536)	(161,424)	(182,178)	(194,942)	(255,133)	(623,217)	(793,677)

Fee Related Earnings	$749,947	$740,839	$704,068	$778,965	$1,826,927	$2,370,054	$4,050,799

Realized Performance Revenues	1,276,629	401,323	792,938	1,497,477	1,191,374	1,865,993	3,883,112

Realized Performance Compensation	(483,528)	(150,924)	(338,271)	(619,074)	(449,301)	(714,347)	(1,557,570)

Realized Principal Investment Income	103,821	298,156	63,132	151,010	75,468	158,933	587,766

Total Net Realizations	896,922	548,555	517,799	1,029,413	817,541	1,310,579	2,913,308

Total Segment Distributable Earnings	$1,646,869	$1,289,394	$1,221,867	$1,808,378	$2,644,468	$3,680,633	$6,964,107

Net Interest and Dividend Income (Loss)	(5,604)	(12,928)	(11,201)	(16,238)	6,779	(34,910)	(33,588)

Taxes and Related Payables	(176,859)	(84,222)	(140,673)	(156,867)	(377,920)	(304,127)	(759,682)

Distributable Earnings	$1,464,406	$1,192,244	$1,069,993	$1,635,273	$2,273,327	$3,341,596	$6,170,837

Additional Metrics:

Total Segment Revenues	$2,802,702	$2,046,852	$2,117,701	$3,041,875	$4,456,936	$6,514,767	$11,663,364

Total Assets Under Management	$618,556,928	$648,803,007	$684,028,712	$730,662,712	$880,901,720	$618,556,928	$880,901,720

Fee-Earning Assets Under Management	$469,433,114	$481,225,407	$498,932,526	$528,412,550	$649,969,058	$469,433,114	$649,969,058

Blackstone | 15

ASSETS UNDER MANAGEMENT - ROLLFORWARD

Total AUM Rollforward

($ in millions)

	Three Months Ended December 31, 2021					Twelve Months Ended December 31, 2021

	Real Estate	Private Equity	Hedge Fund Solutions	Credit & Insurance	Total	Real Estate	Private Equity	Hedge Fund Solutions	Credit & Insurance	Total
Beginning Balance	$230,183	$231,521	$80,602	$188,356	$730,663	$187,191	$197,549	$79,423	$154,394	$618,557
Inflows	41,751	31,336	4,316	77,443	154,846	75,258	53,858	11,922	129,434	270,472
Outflows	(1,641)	(691)	(3,282)	(2,260)	(7,873)	(5,146)	(2,969)	(14,563)	(13,412)	(36,090)
Net Flows	40,110	30,645	1,034	75,183	146,972	70,112	50,889	(2,641)	116,022	234,382
Realizations	(5,182)	(9,074)	(707)	(5,992)	(20,956)	(19,490)	(36,616)	(1,628)	(19,475)	(77,210)
Market Activity	14,363	8,380	405	1,075	24,223	41,661	49,649	6,180	7,683	105,172
Ending Balance	$279,474	$261,471	$81,334	$258,622	$880,902	$279,474	$261,471	$81,334	$258,622	$880,902
% Change	21%	13%	1%	37%	21%	49%	32%	2%	68%	42%

Fee-Earning AUM Rollforward

($ in millions)

	Three Months Ended December 31, 2021					Twelve Months Ended December 31, 2021

	Real Estate	Private Equity	Hedge Fund Solutions	Credit & Insurance	Total	Real Estate	Private Equity	Hedge Fund Solutions	Credit & Insurance	Total
Beginning Balance	$180,168	$139,080	$73,267	$135,897	$528,413	$149,121	$129,540	$74,127	$116,645	$469,433
Inflows	41,088	22,366	3,844	68,368	135,666	73,052	37,527	10,656	103,312	224,547
Outflows	(847)	(1,806)	(2,798)	(2,416)	(7,866)	(3,093)	(3,694)	(14,704)	(11,948)	(33,439)
Net Flows	40,241	20,560	1,046	65,953	127,800	69,959	33,833	(4,048)	91,364	191,108
Realizations	(5,057)	(4,163)	(673)	(3,717)	(13,610)	(14,210)	(13,188)	(1,569)	(12,775)	(41,743)
Market Activity	6,124	1,080	394	(232)	7,367	16,607	6,372	5,525	2,667	31,171
Ending Balance	$221,477	$156,557	$74,035	$197,901	$649,969	$221,477	$156,557	$74,035	$197,901	$649,969
% Change	23%	13%	1%	46%	23%	49%	21%	(0)%	70%	38%

Inflows include contributions, capital raised, other increases in available capital (recallable capital and increased side-by-side commitments), purchases, inter-segment allocations and acquisitions. Outflows represent redemptions, client withdrawals and decreases in available capital (expired capital, expense drawdowns and decreased side-by-

side commitments). Realizations represent realization proceeds from the disposition or other monetization of assets, current income or capital returned to investors from CLOs.

Market Activity includes realized and unrealized gains (losses) on portfolio investments and the impact of foreign exchange rate fluctuations. AUM is reported in the segment where the assets are managed. Total AUM Market Activity for the full year period includes an adjustment for a change in methodology, see additional notes on page 33.

Blackstone | 16

DECONSOLIDATED BALANCE SHEET HIGHLIGHTS

▪	At December 31, 2021, Blackstone had $6.9 billion in total cash, cash equivalents, corporate treasury, and other investments and $17.7 billion of cash and net investments, or $14.75 per share.

▪	Blackstone has a $2.3 billion credit revolver and maintains A+/A+ ratings.

–	On January 10, 2022, Blackstone issued $500 million of 10-year notes at a 2.55% coupon and $1.0 billion of 30- year notes at a 3.20% coupon.

($ in millions)	4Q’21

Cash and Cash Equivalents	$2,120

Corporate Treasury and Other Investments	4,762

GP/Fund Investments	2,083

Net Accrued Performance Revenues	8,738

Cash and Net Investments	$17,702

Outstanding Debt (at par)	7,856

Cash and Net Investments

(per share)

A+ / A+

rated by S&P and Fitch

$2.3B

credit revolver with

November 2025 maturity

$6.9B

total cash, corporate

treasury and other

Balance Sheet Highlights exclude the consolidated Blackstone Funds. Other Investments was $3.2 billion as of December 31, 2021, which was comprised of

$727 million of liquid investments and $2.5 billion of illiquid investments. At December 31, 2021, there was $250 million of borrowings outstanding on the credit revolver which reduced the capacity; this amount was repaid subsequent to the end of 4Q’21, restoring the revolver to full capacity. See notes on pages 29 and

33 for additional details on non-GAAP balance sheet measures.

Blackstone | 17

NET ACCRUED PERFORMANCE REVENUES – ADDITIONAL DETAIL

($ in millions, except per share data)	4Q’20	3Q’21	4Q’21	4Q’21
				Per Share
Real Estate
BREP IV	$9	$22	$22	$0.02
BREP V	13	44	36	0.03
BREP VI	42	34	33	0.03
BREP VII	236	476	481	0.40
BREP VIII	475	713	962	0.80
BREP IX	137	551	901	0.75
BREP Europe IV	97	90	89	0.07
BREP Europe V	211	476	521	0.43
BREP Europe VI	-	176	253	0.21
BREP Asia I	127	112	126	0.11
BREP Asia II	-	116	162	0.13
BPP	264	362	505	0.42
BREIT	-	513	-	-
BEPIF	-	-	2	0.00
BREDS	23	40	46	0.04
BTAS	21	23	57	0.05
Real Estate	$1,656	$3,747	$4,197	$3.50
Private Equity
BCP IV	18	8	8	$0.01
BCP V	-	57	45	0.04
BCP VI	680	561	469	0.39
BCP VII	688	1,278	1,313	1.09
BCP VIII	-	216	275	0.23
BCP Asia I	72	407	380	0.32
BEP I	29	33	27	0.02
BEP III	16	64	68	0.06
BCEP	105	198	214	0.18
Tactical Opportunities	189	296	382	0.32
Growth	15	45	36	0.03
Secondaries	105	430	489	0.41
Infrastructure	-	79	-	-
Life Sciences	10	33	21	0.02
BTAS/Other	45	195	211	0.18
Private Equity	$1,971	$3,899	$3,939	$3.28

Hedge Fund Solutions	$29	$362	$280	$0.23

Credit & Insurance	$170	$302	$323	$0.27

Net Accrued Performance Revenues	$3,826	$8,311	$8,738	$7.28

  4Q’21 QoQ Rollforward

   ($ in millions)

		Net	Net
		Performance	Realized
	3Q’21	Revenues	Distributions	4Q’21

Real Estate	$3,747	$1,442	$(992)	$4,197

Private Equity	3,899	537	(497)	3,939

HFS	362	100	(182)	280

Credit & Insurance	302	120	(100)	323

Total	$8,311	$2,198	$(1,771)	$8,738

QoQ Change				5%

  FY’21 Rollforward

   ($ in millions)

		Net	Net
		Performance	Realized
	4Q’20	Revenues	Distributions	4Q’21

Real Estate	$1,656	$4,220	$(1,678)	$4,197

Private Equity	1,971	3,408	(1,440)	3,939

HFS	29	476	(225)	280

Credit & Insurance	170	333	(181)	323

Total	$3,826	$8,437	$(3,524)	$8,738

YoY Change				128%

Net Accrued Performance Revenues (“NAPR”) are presented net of performance compensation and excludes Performance Revenues realized but not yet distributed as of the reporting date and clawback amounts, if any, which are disclosed in the 10-K/Q. Real Estate and Private Equity include co-investments, as applicable. Per

Share calculations are based on end of period DE Shares Outstanding (see page 23, Share Summary).

Blackstone | 18

INVESTMENT RECORDS AS OF DECEMBER 31, 2021(a)

($/€ in thousands, except where noted)	Committed	Available	Unrealized Investments		Realized Investments		Total Investments		Net IRRs (d)
Fund (Investment Period Beginning Date / Ending Date)	Capital	Capital (b)	Value	MOIC (c)	Value	MOIC (c)	Value	MOIC (c)	Realized	Total
Real Estate
Pre-BREP	$140,714	$-	$-	n/a	$345,190	2.5x	$345,190	2.5x	33%	33%
BREP I (Sep 1994 / Oct 1996)	380,708	-	-	n/a	1,327,708	2.8x	1,327,708	2.8x	40%	40%
BREP II (Oct 1996 / Mar 1999)	1,198,339	-	-	n/a	2,531,614	2.1x	2,531,614	2.1x	19%	19%
BREP III (Apr 1999 / Apr 2003)	1,522,708	-	-	n/a	3,330,406	2.4x	3,330,406	2.4x	21%	21%
BREP IV (Apr 2003 / Dec 2005)	2,198,694	-	86,217	1.7x	4,579,740	1.7x	4,665,957	1.7x	13%	12%
BREP V (Dec 2005 / Feb 2007)	5,539,418	230,597	225,785	1.9x	13,222,089	2.3x	13,447,874	2.3x	11%	11%
BREP VI (Feb 2007 / Aug 2011)	11,060,444	550,464	368,991	2.0x	27,395,812	2.5x	27,764,803	2.5x	13%	13%
BREP VII (Aug 2011 / Apr 2015)	13,496,823	1,513,419	7,227,075	1.6x	23,739,753	2.1x	30,966,828	2.0x	22%	15%
BREP VIII (Apr 2015 / Jun 2019)	16,576,617	2,408,621	17,141,352	1.7x	17,214,412	2.4x	34,355,764	2.0x	29%	18%
*BREP IX (Jun 2019 / Dec 2024)	21,007,890	9,286,121	20,046,447	1.7x	3,831,613	1.7x	23,878,060	1.7x	69%	43%
Total Global BREP	$73,122,355	$13,989,222	$45,095,867	1.7x	$97,518,337	2.3x	$142,614,204	2.1x	17%	16%
BREP Int’l (Jan 2001 / Sep 2005)	€824,172	€-	€-	n/a	€1,373,170	2.1x	€1,373,170	2.1x	23%	23%
BREP Int’l II (Sep 2005 / Jun 2008) (e)	1,629,748	-	-	n/a	2,583,032	1.8x	2,583,032	1.8x	8%	8%
BREP Europe III (Jun 2008 / Sep 2013)	3,205,167	418,580	301,469	0.5x	5,790,308	2.4x	6,091,777	2.0x	19%	14%
BREP Europe IV (Sep 2013 / Dec 2016)	6,675,950	1,358,287	1,859,069	1.3x	9,660,569	2.0x	11,519,638	1.8x	20%	14%
BREP Europe V (Dec 2016 / Oct 2019)	7,937,730	1,507,062	9,423,656	1.6x	2,244,531	2.7x	11,668,187	1.8x	40%	14%
*BREP Europe VI (Oct 2019 / Apr 2025)	9,838,021	5,535,286	6,465,502	1.5x	336,091	1.8x	6,801,593	1.5x	58%	33%
Total BREP Europe	€30,110,788	€8,819,215	€18,049,696	1.5x	€21,987,701	2.1x	€40,037,397	1.8x	16%	13%
BREP Asia I (Jun 2013 / Dec 2017)	$4,261,983	$916,881	$2,552,222	1.4x	$6,021,459	2.1x	$8,573,681	1.9x	21%	13%
*BREP Asia II (Dec 2017 / Jun 2023)	7,339,220	2,425,009	6,713,549	1.4x	580,190	1.8x	7,293,739	1.4x	50%	13%
BREP Asia III (TBD)	6,381,667	6,381,667	-	n/a	-	n/a	-	n/a	n/a	n/a
BREP Co-Investment (f)	7,055,974	31,920	796,536	2.1x	14,948,870	2.2x	15,745,406	2.2x	16%	16%
Total BREP	$133,185,559	$33,772,146	$75,965,536	1.6x	$146,475,632	2.2x	$222,441,168	2.0x	17%	16%
*Core+ BPP (Various) (g)	n/a	n/a	57,324,295	n/a	10,728,817	n/a	68,053,112	n/a	n/a	11%
*Core+ BREIT (Various) (h)	n/a	n/a	54,080,977	n/a	1,480,927	n/a	55,561,904	n/a	n/a	13%
*BREDS High-Yield (Various) (i)	19,986,922	5,933,947	5,829,078	1.1x	14,959,035	1.3x	20,788,113	1.2x	11%	10%

Private Equity
Corporate Private Equity
BCP I (Oct 1987 / Oct 1993)	$859,081	$-	$-	n/a	$1,741,738	2.6x	$1,741,738	2.6x	19%	19%
BCP II (Oct 1993 / Aug 1997)	1,361,100	-	-	n/a	3,256,819	2.5x	3,256,819	2.5x	32%	32%
BCP III (Aug 1997 / Nov 2002)	3,967,422	-	-	n/a	9,184,688	2.3x	9,184,688	2.3x	14%	14%
BCOM (Jun 2000 / Jun 2006)	2,137,330	24,575	16,409	n/a	2,953,649	1.4x	2,970,058	1.4x	6%	6%
BCP IV (Nov 2002 / Dec 2005)	6,773,182	169,884	128,004	1.3x	21,479,599	2.9x	21,607,603	2.8x	36%	36%
BCP V (Dec 2005 / Jan 2011)	21,009,112	1,035,259	501,086	33.9x	37,985,864	1.9x	38,486,950	1.9x	8%	8%
BCP VI (Jan 2011 / May 2016)	15,202,513	1,378,295	8,021,296	1.8x	23,309,039	2.3x	31,330,335	2.1x	17%	13%
BCP VII (May 2016 / Feb 2020)	18,854,243	1,933,503	26,725,915	1.9x	8,448,126	2.3x	35,174,041	2.0x	34%	21%
*BCP VIII (Feb 2020 / Feb 2026)	25,179,610	18,004,146	10,614,496	1.5x	514,890	2.9x	11,129,386	1.5x	n/m	n/m
Energy I (Aug 2011 / Feb 2015)	2,441,558	174,492	685,652	1.4x	3,740,214	2.0x	4,425,866	1.8x	15%	11%
Energy II (Feb 2015 / Feb 2020)	4,933,284	1,030,529	4,413,862	1.4x	1,405,060	1.0x	5,818,922	1.3x	(0)%	4%
*Energy III (Feb 2020 / Feb 2026)	4,303,030	3,104,547	1,952,422	1.7x	297,794	2.5x	2,250,216	1.8x	110%	64%
BCP Asia I (Dec 2017 / Sep 2021)	2,454,139	1,118,140	4,879,474	3.7x	959,974	5.1x	5,839,448	3.9x	118%	74%
*BCP Asia II (Sep 2021 / Sep 2027)	6,491,738	6,477,858	-	n/a	-	n/a	-	n/a	n/a	n/a
Core Private Equity I (Jan 2017 / Mar 2021) (j)	4,766,232	1,148,177	7,884,413	2.1x	1,845,111	3.3x	9,729,524	2.2x	49%	27%
*Core Private Equity II (Mar 2021 / Mar 2026) (j)	8,180,704	6,749,990	1,461,615	1.0x	-	n/a	1,461,615	1.0x	n/a	n/m
Total Corporate Private Equity	$128,914,278	$42,349,395	$67,284,644	1.8x	$117,122,565	2.2x	$184,407,209	2.0x	16%	16%

Notes on page 21. BREP – Blackstone Real Estate Partners, BREIT – Blackstone Real Estate Income Trust, BPP – Blackstone Property Partners, BREDS – Blackstone Real Estate Debt

Strategies, BCP – Blackstone Capital Partners, BCOM – Blackstone Communications.

* Represents funds that are currently in their investment period and open ended funds.

Blackstone | 19

INVESTMENT RECORDS AS OF DECEMBER 31, 2021(a) – (CONT’D)

($/€ in thousands, except where noted)	Committed	Available	Unrealized Investments		Realized Investments		Total Investments		Net IRRs (d)
Fund (Investment Period Beginning Date / Ending Date)	Capital	Capital (b)	Value	MOIC (c)	Value	MOIC (c)	Value	MOIC (c)	Realized	Total
Private Equity (continued)
Tactical Opportunities
*Tactical Opportunities (Various)	$22,759,261	$7,559,204	$14,145,210	1.4x	$17,666,444	1.9x	$31,811,654	1.6x	18%	13%
*Tactical Opportunities Co-Investment and Other (Various)	12,949,322	5,251,126	5,963,952	1.8x	6,493,793	1.6x	12,457,745	1.7x	19%	20%
Total Tactical Opportunities	$35,708,583	$12,810,330	$20,109,162	1.5x	$24,160,237	1.8x	$44,269,399	1.7x	19%	15%
*Growth (Jul 2020 / Jul 2025)	4,987,303	2,294,812	3,288,600	1.2x	332,887	3.2x	3,621,487	1.3x	n/m	43%
Strategic Partners (Secondaries)
Strategic Partners I-V (Various) (k)	11,863,351	914,512	584,239	n/a	17,444,252	n/a	18,028,491	1.7x	n/a	13%
Strategic Partners VI (Apr 2014 / Apr 2016) (k)	4,362,750	1,405,799	1,265,351	n/a	3,841,661	n/a	5,107,012	1.7x	n/a	15%
Strategic Partners VII (May 2016 / Mar 2019) (k)	7,489,970	1,959,485	5,667,109	n/a	4,538,807	n/a	10,205,916	2.0x	n/a	23%
Strategic Partners Real Assets II (May 2017 / Jun 2020) (k)	1,749,807	446,763	1,185,225	n/a	722,811	n/a	1,908,036	1.4x	n/a	15%
Strategic Partners VIII (Mar 2019 / Oct 2021) (k)	10,763,600	4,356,481	9,904,521	n/a	2,852,354	n/a	12,756,875	1.9x	n/a	62%
*Strategic Partners Real Estate, SMA and Other (Various) (k)	7,878,498	2,567,247	3,123,973	n/a	2,536,724	n/a	5,660,697	1.6x	n/a	19%
*Strategic Partners Infra III (Jun 2020 / Jul 2024) (k)	3,250,100	2,135,928	487,301	n/a	65,044	n/a	552,345	1.4x	n/a	93%
*Strategic Partners IX (Oct 2021 / Jul 2026) (k)	12,787,918	10,352,530	1,214,852	n/a	-	n/a	1,214,852	1.0x	n/a	n/m
Total Strategic Partners (Secondaries)	$60,145,994	$24,138,745	$23,432,571	n/a	$32,001,653	n/a	$55,434,224	1.7x	n/a	16%
*Infrastructure (Various)	17,118,991	5,813,496	13,386,607	1.2x	615,083	n/a	14,001,690	1.2x	n/a	17%
Life Sciences
Clarus IV (Jan 2018 / Jan 2020)	910,000	198,477	792,011	1.6x	230,278	1.9x	1,022,289	1.6x	25%	17%
*BXLS V (Jan 2020 / Jan 2025)	4,822,625	3,588,057	1,186,694	1.2x	-	n/a	1,186,694	1.2x	n/a	6%

Credit
Mezzanine / Opportunistic I (Jul 2007 / Oct 2011)	$2,000,000	$97,114	$18,004	1.4x	$4,785,346	1.6x	$4,803,350	1.6x	n/a	17%
Mezzanine / Opportunistic II (Nov 2011 / Nov 2016)	4,120,000	1,007,436	456,774	0.4x	6,318,337	1.6x	6,775,111	1.4x	n/a	10%
Mezzanine / Opportunistic III (Sep 2016 / Jan 2021)	6,639,133	951,810	4,671,432	1.1x	4,725,460	1.6x	9,396,892	1.3x	n/a	12%
*Mezzanine / Opportunistic IV (Jan 2021 / Jan 2026)	5,016,771	3,917,329	1,140,074	1.0x	17,999	17.5x	1,158,073	1.0x	n/a	n/m
Stressed / Distressed I (Sep 2009 / May 2013)	3,253,143	76,000	-	n/a	5,776,841	1.3x	5,776,841	1.3x	n/a	9%
Stressed / Distressed II (Jun 2013 / Jun 2018)	5,125,000	547,430	475,897	0.6x	5,163,266	1.2x	5,639,163	1.1x	n/a	2%
*Stressed / Distressed III (Dec 2017 / Dec 2022)	7,356,380	3,477,014	2,179,843	1.0x	2,240,073	1.4x	4,419,916	1.2x	n/a	9%
Energy I (Nov 2015 / Nov 2018)	2,856,867	1,049,896	997,985	1.0x	2,148,795	1.6x	3,146,780	1.3x	n/a	8%
*Energy II (Feb 2019 / Feb 2024)	3,616,081	2,259,493	1,629,250	1.2x	674,471	1.5x	2,303,721	1.3x	n/a	32%
European Senior Debt I (Feb 2015 / Feb 2019)	€1,964,689	€342,587	€1,020,952	1.0x	€2,258,855	1.4x	€3,279,807	1.2x	n/a	6%
*European Senior Debt II (Jun 2019 / Jun 2024)	€4,088,344	€2,392,801	€2,821,177	1.0x	€955,757	1.3x	€3,776,934	1.1x	n/a	18%
Total Credit Drawdown Funds (l)	$46,889,033	$16,494,206	$15,938,527	1.0x	$35,541,870	1.4x	$51,480,397	1.3x	n/a	10%
*Direct Lending BCRED (Various) (m)	n/a	n/a	12,854,821	n/a	315,805	n/a	13,170,626	n/a	n/a	12%

Notes on page 21. BXLS – Blackstone Life Sciences, BCRED – Blackstone Private Credit Fund. * Represents funds that are currently in their investment period and open ended funds.	Blackstone | 20

INVESTMENT RECORDS AS OF DECEMBER 31, 2021 – NOTES

The returns presented herein represent those of the applicable Blackstone Funds and not those of Blackstone Inc.

n/m	Not meaningful generally due to the limited time since initial investment.

n/a	Not applicable.

(a)	Excludes investment vehicles where Blackstone does not earn fees.

(b)

Available Capital represents total investable capital commitments, including side-by-side, adjusted for certain expenses and expired or recallable capital and may include leverage, less invested capital. This amount is not reduced by outstanding commitments to investments.

(c)	Multiple of Invested Capital (“MOIC”) represents carrying value, before management fees, expenses and Performance Revenues, divided by invested capital.

(d)

Unless otherwise indicated, Net Internal Rate of Return (“IRR”) represents the annualized inception to December 31, 2021 IRR on total invested capital based on realized proceeds and unrealized value, as applicable, after management fees, expenses and Performance Revenues. IRRs are calculated using actual timing of limited partner cash flows. Initial inception date of cash flows may differ from the Investment Period Beginning Date.

(e)

The 8% Realized Net IRR and 8% Total Net IRR exclude investors that opted out of the Hilton investment opportunity. Overall BREP International II performance reflects a 7% Realized Net IRR and a 7% Total Net IRR.

(f)

BREP Co-Investment represents co-investment capital raised for various BREP investments. The Net IRR reflected is calculated by aggregating each co-investment’s realized proceeds and unrealized value, as applicable, after management fees, expenses and Performance Revenues.

(g)

BPP represents the Core+ real estate funds which invest with a more modest risk profile and lower leverage. Committed Capital and Available Capital are not regularly reported to investors in our Core+ strategy and are not applicable in the context of these funds.

(h)

Unrealized Investment Value reflects BREIT’s net asset value as of December 31, 2021. Realized Investment Value represents BREIT’s cash distributions, net of servicing fees. The BREIT net return reflects a per share blended return, assuming BREIT had a single share class, reinvestment of all dividends received during the period, and no upfront selling commission, net of all fees and expenses incurred by BREIT. These returns are not representative of the returns experienced by any particular investor or share class. Inception to date net returns are presented on an annualized basis and are from January 1, 2017. Committed Capital and Available Capital are not regularly reported to investors in our Core+ strategy and are not applicable in the context of this vehicle.

(i)	BREDS High-Yield represents the flagship real estate debt drawdown funds only.

(j)	Blackstone Core Equity Partners is a core private equity strategy which invests with a more modest risk profile and longer hold period than traditional private equity.

(k)

Realizations are treated as return of capital until fully recovered and therefore unrealized and realized MOICs are not applicable. Returns are calculated from results that are reported on a three-month lag from Strategic Partners’ fund financial statements and therefore do not include the impact of economic and market activities in the current quarter. Effective 4Q’21, the MOIC calculation was updated to exclude capital called for management fees and expenses from invested capital.

(l)	Funds presented represent the flagship credit drawdown funds only. The Total Credit Net IRR is the combined IRR of the credit drawdown funds presented.

(m)

Unrealized Investment Value reflects Blackstone Private Credit Fund’s (“BCRED”) net asset value as of December 31, 2021. Realized Investment Value represents BCRED’s cash distributions, net of servicing fees. The BCRED net return reflects a per share blended return, assuming BCRED had a single share class, reinvestment of all dividends received during the period, and no upfront selling commission, net of all fees and expenses incurred by BCRED. These returns are not representative of the returns experienced by any particular investor or share class. Inception to date net returns are presented on an unannualized basis and are from January 7, 2021. Committed Capital and Available Capital are not regularly reported to investors in BCRED and are not applicable in the context of this vehicle. Does not include Blackstone Secured Lending Fund (“BXSL”) as it is now a publicly traded BDC following its IPO on October 28, 2021.

Blackstone | 21

SHAREHOLDER DIVIDENDS

▪	Generated $1.71 of Distributable Earnings per common share during the quarter, bringing the full year amount to $4.77 per common share.

▪	Blackstone declared a quarterly dividend of $1.45 per common share to record holders as of February 7, 2022; payable on February 14, 2022.

						% Change			% Change
($ in thousands, except per share data)	4Q’20	1Q’21	2Q’21	3Q’21	4Q’21	vs. 4Q’20	FY’20	FY’21	vs. FY’20

Distributable Earnings	$1,464,406	$1,192,244	$1,069,993	$1,635,273	$2,273,327	55%	$3,341,596	$6,170,837	85%

Add: Other Payables Attributable to Common Shareholders	154,783	61,249	120,336	133,841	352,514	128%	233,117	667,939	187%

DE before Certain Payables	1,619,189	1,253,493	1,190,329	1,769,114	2,625,841	62%	3,574,713	6,838,776	91%

Percent to Common Shareholders	59%	59%	60%	60%	61%		58%	60%
DE before Certain Payables Attributable to Common Shareholders	949,854	741,662	710,081	1,059,142	1,601,199	69%	2,084,467	4,112,084	97%

Less: Other Payables Attributable to Common Shareholders	(154,783)	(61,249)	(120,336)	(133,841)	(352,514)	128%	(233,117)	(667,939)	187%

DE Attributable to Common Shareholders	795,071	680,413	589,745	925,301	1,248,685	57%	1,851,350	3,444,145	86%

DE per Common Share	$1.13	$0.96	$0.82	$1.28	$1.71	51%	$2.65	$4.77	80%

Less: Retained Capital per Common Share	$(0.17)	$(0.14)	$(0.12)	$(0.19)	$(0.26)	53%	$(0.39)	$(0.71)	82%

Actual Dividend per Common Share	$0.96	$0.82	$0.70	$1.09	$1.45	51%	$2.26	$4.06	80%

Record Date					Feb 7, 2022

Payable Date					Feb 14, 2022

A detailed description of Blackstone’s dividend policy and the definition of Distributable Earnings can be found on pages 34-36, Definitions and Dividend Policy. See additional notes on page 33.	Blackstone | 22

SHARE SUMMARY

▪	Distributable Earnings Shares Outstanding as of quarter end of 1.200 billion shares.

–	Repurchased 4.2 million common shares in the quarter and 10.3 million common shares for the year.

–	Available authorization remaining was $1.5 billion at December 31, 2021.

	4Q’20	1Q’21	2Q’21	3Q’21	4Q’21

Participating Common Shares	703,959,789	711,065,543	720,474,539	721,369,398	732,037,197

Participating Partnership Units	496,060,455	490,716,529	487,276,882	483,553,949	468,446,388

Distributable Earnings Shares Outstanding	1,200,020,244	1,201,782,072	1,207,751,421	1,204,923,347	1,200,483,585

Participating Common Shares and Participating Partnership Units include both issued and outstanding shares and unvested shares that participate in dividends.	Blackstone | 23

Reconciliations and Disclosures

Blackstone | 24

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

	QTD					FY

($ in thousands)	4Q’20	1Q’21	2Q’21	3Q’21	4Q’21	FY’20	FY’21

Net Income Attributable to Blackstone Inc.	$748,870	$1,747,872	$1,309,152	$1,401,895	$1,398,478	$1,045,363	$5,857,397

Net Income Attributable to Non-Controlling Interests in Blackstone Holdings	759,110	1,235,784	1,116,193	1,315,641	1,218,934	1,012,924	4,886,552

Net Income (Loss) Attributable to Non-Controlling Interests in Consolidated Entities	308,055	386,850	431,516	486,907	320,033	217,117	1,625,306

Net Income (Loss) Attributable to Redeemable Non-Controlling Interests in Consolidated Entities	(1,871)	629	637	1,550	2,924	(13,898)	5,740

Net Income	$1,814,164	$3,371,135	$2,857,498	$3,205,993	$2,940,369	$2,261,506	$12,374,995

Provision (Benefit) for Taxes	266,342	(447)	288,250	458,904	437,694	356,014	1,184,401

Income Before Provision for Taxes	$2,080,506	$3,370,688	$3,145,748	$3,664,897	$3,378,063	$2,617,520	$13,559,396

Transaction-Related Charges (a)	70,292	27,888	35,533	59,193	21,424	240,729	144,038

Amortization of Intangibles (b)	16,535	17,124	17,044	17,044	17,044	65,984	68,256

Impact of Consolidation (c)	(306,184)	(387,479)	(432,153)	(488,457)	(322,957)	(203,219)	(1,631,046)

Unrealized Performance Revenues (d)	(597,285)	(2,464,497)	(2,697,170)	(2,724,366)	(789,213)	384,758	(8,675,246)

Unrealized Performance Allocations Compensation (e)	278,575	1,049,969	1,150,219	1,193,853	384,007	(154,516)	3,778,048

Unrealized Principal Investment (Income) Loss (f)	(114,427)	(423,934)	(104,658)	2,343	(153,518)	101,742	(679,767)

Other Revenues (g)	143,615	(60,273)	(27,870)	(64,109)	(50,633)	253,693	(202,885)

Equity-Based Compensation (h)	67,092	144,272	121,422	129,254	164,589	333,767	559,537

Administrative Fee Adjustment (i)	2,546	2,708	2,551	2,488	2,441	5,265	10,188

Taxes and Related Payables (j)	(176,859)	(84,222)	(140,673)	(156,867)	(377,920)	(304,127)	(759,682)

Distributable Earnings	$1,464,406	$1,192,244	$1,069,993	$1,635,273	$2,273,327	$3,341,596	$6,170,837

Taxes and Related Payables (j)	176,859	84,222	140,673	156,867	377,920	304,127	759,682

Net Interest and Dividend (Income) Loss (k)	5,604	12,928	11,201	16,238	(6,779)	34,910	33,588

Total Segment Distributable Earnings	$1,646,869	$1,289,394	$1,221,867	$1,808,378	$2,644,468	$3,680,633	$6,964,107

Realized Performance Revenues (l)	(1,276,629)	(401,323)	(792,938)	(1,497,477)	(1,191,374)	(1,865,993)	(3,883,112)

Realized Performance Compensation (m)	483,528	150,924	338,271	619,074	449,301	714,347	1,557,570

Realized Principal Investment Income (n)	(103,821)	(298,156)	(63,132)	(151,010)	(75,468)	(158,933)	(587,766)

Fee Related Earnings	$749,947	$740,839	$704,068	$778,965	$1,826,927	$2,370,054	$4,050,799

Adjusted EBITDA Reconciliation

Distributable Earnings	$1,464,406	$1,192,244	$1,069,993	$1,635,273	$2,273,327	$3,341,596	$6,170,837

Interest Expense (o)	45,330	44,340	44,132	51,773	56,387	165,022	196,632

Taxes and Related Payables (j)	176,859	84,222	140,673	156,867	377,920	304,127	759,682

Depreciation and Amortization (p)	9,946	12,293	12,581	12,771	14,542	35,136	52,187

Adjusted EBITDA	$1,696,541	$1,333,099	$1,267,379	$1,856,684	$2,722,176	$3,845,881	$7,179,338

Notes on pages 26-27.	Blackstone | 25

RECONCILIATION OF GAAP TO NON-GAAP MEASURES – NOTES

Note:     See pages 34-36, Definitions and Dividend Policy.

(a)

This adjustment removes Transaction-Related Charges, which are excluded from Blackstone’s segment presentation. Transaction-Related Charges arise from corporate actions including acquisitions, divestitures, and Blackstone’s initial public offering. They consist primarily of equity-based compensation charges, gains and losses on contingent consideration arrangements, changes in the balance of the Tax Receivable Agreement resulting from a change in tax law or similar event, transaction costs and any gains or losses associated with these corporate actions.

(b)

This adjustment removes the amortization of transaction-related intangibles, which are excluded from Blackstone’s segment presentation. This amount includes amortization of intangibles associated with Blackstone’s investment in Pátria, which was historically accounted for under the equity method. As a result of Pátria’s IPO in January 2021, equity method has been discontinued and there will no longer be amortization of intangibles associated with the investment.

(c)

This adjustment reverses the effect of consolidating Blackstone Funds, which are excluded from Blackstone’s segment presentation. This adjustment includes the elimination of Blackstone’s interest in these funds and the removal of amounts associated with the ownership of Blackstone consolidated operating partnerships held by non-controlling interests.

(d)

This adjustment removes Unrealized Performance Revenues on a segment basis. The Segment Adjustment represents the add back of performance revenues earned from consolidated Blackstone Funds which have been eliminated in consolidation.

	QTD					FY
($ in thousands)	4Q’20	1Q’21	2Q’21	3Q’21	4Q’21	FY’20	FY’21
GAAP Unrealized Performance Allocations	$597,285	$2,464,497	$2,697,170	$2,724,366	$789,213	$(384,393)	$8,675,246
Segment Adjustment	-	-	-	-	-	(365)	-
Unrealized Principal Investment Income (Loss)	$597,285	$2,464,497	$2,697,170	$2,724,366	$789,213	$(384,758)	$8,675,246

(e)   This adjustment removes Unrealized Performance Allocations Compensation.

(f)  This adjustment removes Unrealized Principal Investment Income (Loss) on a segment basis. The Segment Adjustment represents (1) the add back of Principal Investment Income, including general partner income, earned from consolidated Blackstone Funds which have been eliminated in consolidation, and (2) the removal of amounts associated with the ownership of Blackstone consolidated operating partnerships held by non-controlling interests.

	QTD					FY
($ in thousands)	4Q’20	1Q’21	2Q’21	3Q’21	4Q’21	FY’20	FY’21
GAAP Unrealized Principal Investment Income (Loss)	$217,688	$639,315	$328,835	$183,754	$304,297	$(114,607)	$1,456,201
Segment Adjustment	(103,261)	(215,381)	(224,177)	(186,097)	(150,779)	12,865	(776,434)
Unrealized Principal Investment Income (Loss)	$114,427	$423,934	$104,658	$(2,343)	$153,518	$(101,742)	$679,767

(g) This adjustment removes Other Revenues on a segment basis. The Segment Adjustment represents (1) the add back of Other Revenues earned from consolidated Blackstone Funds which have been eliminated in consolidation, and (2) the removal of certain Transaction-Related Charges.

	QTD					FY
($ in thousands)	4Q’20	1Q’21	2Q’21	3Q’21	4Q’21	FY’20	FY’21
GAAP Other Revenue	$(143,583)	$60,304	$27,896	$64,187	$50,699	$(253,142)	$203,086
Segment Adjustment	(32)	(31)	(26)	(78)	(66)	(551)	(201)
Other Revenues	$(143,615)	$60,273	$27,870	$64,109	$50,633	$(253,693)	$202,885

(h)   This adjustment removes Equity-Based Compensation on a segment basis.

(i)  This adjustment adds an amount equal to an administrative fee collected on a quarterly basis from certain holders of Blackstone Holdings Partnership Units. The administrative fee is accounted for as a capital contribution under GAAP, but is reflected as a reduction of Other Operating Expenses in Blackstone’s segment presentation.

Blackstone | 26

RECONCILIATION OF GAAP TO NON-GAAP MEASURES – NOTES (CONT’D)

(j)

Taxes represent the total GAAP tax provision adjusted to include only the current tax provision (benefit) calculated on Income (Loss) Before Provision (Benefit) for Taxes and adjusted to exclude the tax impact of any divestitures. Related Payables represent tax-related payables including the amount payable under the Tax Receivable Agreement. Please refer to page 34 for the full definition of Taxes and Related Payables.

	QTD					FY
($ in thousands)	4Q’20	1Q’21	2Q’21	3Q’21	4Q’21	FY’20	FY’21
Taxes	$163,315	$69,609	$127,809	$140,548	$365,109	$260,569	$703,075
Related Payables	13,544	14,613	12,864	16,319	12,811	43,558	56,607
Taxes and Related Payables	$176,859	$84,222	$140,673	$156,867	$377,920	$304,127	$759,682

(k)   This adjustment removes Interest and Dividend Revenue less Interest Expense on a segment basis. The Segment Adjustment represents (1) the add back of Interest and Dividend Revenue earned from consolidated Blackstone Funds which have been eliminated in consolidation, and (2) the removal of interest expense associated with the Tax Receivable Agreement.

	QTD					FY
($ in thousands)	4Q’20	1Q’21	2Q’21	3Q’21	4Q’21	FY’20	FY’21
GAAP Interest and Dividend Revenue	$39,726	$31,412	$31,017	$35,048	$63,166	$125,231	$160,643
Segment Adjustment	-	-	1,914	487	-	4,881	2,401
Interest and Dividend Revenue	$39,726	$31,412	$32,931	$35,535	$63,166	$130,112	$163,044

GAAP Interest Expense	$45,702	$44,983	$44,322	$52,413	$56,550	$166,162	$198,268
Segment Adjustment	(372)	(643)	(190)	(640)	(163)	(1,140)	(1,636)
Interest Expense	$45,330	$44,340	$44,132	$51,773	$56,387	$165,022	$196,632
Net Interest and Dividend Income (Loss)	$(5,604)	$(12,928)	$(11,201)	$(16,238)	$6,779	$(34,910)	$(33,588)

(l) This adjustment removes the total segment amount of Realized Performance Revenues.

(m)  This adjustment removes the total segment amount of Realized Performance Compensation.

(n)  This adjustment removes the total segment amount of Realized Principal Investment Income.

(o)  This adjustment adds back Interest Expense on a segment basis, excluding interest expense related to the Tax Receivable Agreement.

(p)  This adjustment adds back Depreciation and Amortization on a segment basis.

Reconciliation of GAAP Shares of Common Stock Outstanding to Distributable Earnings Shares Outstanding

	QTD
	4Q’20	1Q’21	2Q’21	3Q’21	4Q’21
GAAP Shares of Common Stock Outstanding	683,875,544	690,569,563	691,093,463	693,612,698	704,339,774
Unvested Participating Common Shares	20,084,245	20,495,980	29,381,076	27,756,700	27,697,423
Total Participating Common Shares	703,959,789	711,065,543	720,474,539	721,369,398	732,037,197
Participating Partnership Units	496,060,455	490,716,529	487,276,882	483,553,949	468,446,388
Distributable Earnings Shares Outstanding	1,200,020,244	1,201,782,072	1,207,751,421	1,204,923,347	1,200,483,585

Disclosure of Weighted-Average Shares Common Stock Outstanding

	QTD					FY
	4Q’20	1Q’21	2Q’21	3Q’21	4Q’21	FY’20	FY’21

Total GAAP Weighted-Average Shares of Common Stock Outstanding - Basic	702,543,279	709,033,212	721,141,954	722,229,117	726,445,206	696,933,548	719,766,879

Weighted-Average Shares of Unvested Deferred Restricted Common Stock	436,255	879,132	123,226	203,982	226,315	324,748	358,164

Total GAAP Weighted-Average Shares of Common Stock Outstanding - Diluted	702,979,534	709,912,344	721,265,180	722,433,099	726,671,521	697,258,296	720,125,043

Blackstone | 27

BLACKSTONE’S FOURTH QUARTER 2021 GAAP BALANCE SHEET RESULTS

($ in thousands) (unaudited)	4Q’20	1Q’21	2Q’21	3Q’21	4Q’21

Assets

Cash and Cash Equivalents	$1,999,484	$2,862,422	$2,467,444	$5,011,433	$2,119,738

Cash Held by Blackstone Funds and Other	64,972	109,285	109,676	113,731	79,994

Investments	15,617,142	17,943,309	22,163,322	25,104,195	28,665,043

Accounts Receivable	866,158	975,610	582,542	496,265	636,616

Due from Affiliates	3,221,515	3,015,318	3,159,829	3,718,119	4,656,867

Intangible Assets, Net	347,955	340,478	321,780	303,082	284,384

Goodwill	1,901,485	1,890,185	1,890,202	1,890,202	1,890,202

Other Assets	481,022	434,475	556,714	538,567	492,936

Right-of-Use Assets	526,943	736,633	723,539	745,886	788,991

Deferred Tax Assets	1,242,576	1,402,271	1,322,144	1,116,612	1,581,637

Total Assets	$26,269,252	$29,709,986	$33,297,192	$39,038,092	$41,196,408

Liabilities and Equity

Loans Payable	$5,644,653	$5,573,965	$5,594,648	$7,527,576	$7,748,163

Due to Affiliates	1,135,041	1,161,775	1,226,504	1,426,209	1,906,098

Accrued Compensation and Benefits	3,433,260	4,376,226	5,789,662	7,399,559	7,905,070

Securities Sold, Not Yet Purchased	51,033	33,160	35,783	35,657	27,849

Repurchase Agreements	76,808	58,050	57,247	36,545	57,980

Operating Lease Liabilities	620,844	842,692	841,152	863,020	908,033

Accounts Payable, Accrued Expenses and Other Liabilities	717,104	838,930	1,205,182	871,661	937,169

Total Liabilities	11,678,743	12,884,798	14,750,178	18,160,227	19,490,362

Redeemable Non-Controlling Interests in Consolidated Entities	65,161	65,546	65,568	66,824	68,028

Equity

Common Stock, $0.00001 par value (704,339,774 shares issued and outstanding as of December 31, 2021)	7	7	7	7	7

Series I Preferred Stock, $0.00001 par value (1 share issued and outstanding as of December 31, 2021)	—	—	—	—	—

Series II Preferred Stock, $0.00001 par value (1 share issued and outstanding as of December 31, 2021)	—	—	—	—	—

Additional Paid-in-Capital	6,332,105	6,446,829	6,282,600	6,037,628	5,794,727

Retained Earnings	335,762	1,408,768	2,133,794	3,031,765	3,647,785

Accumulated Other Comprehensive Loss	(15,831)	(11,454)	(10,245)	(15,357)	(19,626)

Non-Controlling Interests in Consolidated Entities	4,042,157	4,390,594	4,860,442	5,638,612	5,600,653

Non-Controlling Interests in Blackstone Holdings	3,831,148	4,524,898	5,214,848	6,118,386	6,614,472

Total Equity	14,525,348	16,759,642	18,481,446	20,811,041	21,638,018

Total Liabilities and Equity	$26,269,252	$29,709,986	$33,297,192	$39,038,092	$41,196,408

See page 29, Reconciliation of GAAP to Non-GAAP Balance Sheet Measures.	Blackstone | 28

RECONCILIATION OF GAAP TO NON-GAAP BALANCE SHEET MEASURES

($ in thousands)	4Q’20	1Q’21	2Q’21	3Q’21	4Q’21

Investments of Consolidated Blackstone Funds	$1,455,008	$1,459,804	$1,871,269	$2,104,705	$2,018,829

Equity Method Investments

Partnership Investments	4,353,234	4,676,341	4,916,675	5,303,334	5,635,212

Accrued Performance Allocations	6,891,262	9,367,251	12,101,142	15,063,648	17,096,873

Corporate Treasury Investments	2,579,716	1,726,285	2,440,325	1,520,426	658,066

Other Investments	337,922	713,628	833,911	1,112,082	3,256,063

Total GAAP Investments	15,617,142	17,943,309	22,163,322	25,104,195	28,665,043

Accrued Performance Allocations - GAAP	$6,891,262	$9,367,251	$12,101,142	$15,063,648	$17,096,873

Impact of Consolidation (a)	1	1	1	1	1

Due from Affiliates - GAAP (b)	165,678	56,274	59,304	59,669	260,993

Less: Net Realized Performance Revenues (c)	(313,610)	(269,426)	(261,760)	(416,336)	(1,294,884)

Less: Accrued Performance Compensation - GAAP (d)	(2,917,609)	(3,952,253)	(5,137,933)	(6,395,903)	(7,324,906)

Net Accrued Performance Revenues	$3,825,722	$5,201,847	$6,760,754	$8,311,079	$8,738,077

Corporate Treasury and Other Investments - GAAP (e)	$2,917,638	$2,439,913	$3,274,236	$2,632,508	$3,914,129

Impact of Consolidation (a)	137,745	142,187	176,320	178,407	144,354

Other Assets (f)	947,565	766,285	479,591	580,641	797,843

Other Liabilities (g)	(30,355)	(61,599)	(494,119)	(169,863)	(94,314)

Corporate Treasury and Other Investments - Deconsolidated (h)	$3,972,593	$3,286,786	$3,436,028	$3,221,693	$4,762,012

Partnership Investments - GAAP	$4,353,234	$4,676,341	$4,916,675	$5,303,334	$5,635,212

Impact of Consolidation (i)	(2,615,599)	(2,923,029)	(3,091,175)	(3,459,004)	(3,552,599)

GP/Fund Investments - Deconsolidated	$1,737,635	$1,753,312	$1,825,500	$1,844,330	$2,082,613

Loans Payable - GAAP	$5,644,653	$5,573,965	$5,594,648	$7,527,576	$7,748,163

Impact of Consolidation (j)	(99)	(100)	(99)	(100)	(101)

Outstanding Debt - Carrying Value	5,644,554	5,573,865	5,594,549	7,527,476	7,748,062

Unamortized Discount	87,846	85,635	84,151	109,524	107,438

Outstanding Debt (at par) - Deconsolidated	$5,732,400	$5,659,500	$5,678,700	$7,637,000	$7,855,500

(a)	This adjustment adds back investments in consolidated Blackstone Funds which have been eliminated in consolidation.
(b)	Represents GAAP accrued performance revenue recorded within Due from Affiliates.
(c)	Represents Performance Revenues realized but not yet distributed as of the reporting date and are included in Distributable Earnings in the period they are realized.
(d)	Represents GAAP accrued performance compensation associated with Accrued Performance Allocations and is recorded within Accrued Compensation and Benefits and Due to Affiliates.
(e)	Effective 3Q’21, Corporate Treasury includes Other Investments and has been renamed to Corporate Treasury and Other Investments. Prior periods have been recast to reflect the revised classification.
(f)	This adjustment adds other assets related to Treasury Operations that are recorded within Accounts Receivable, reverse repurchase agreements and Due from Affiliates.
(g)

This adjustment adds other liabilities related to Treasury Operations that are recorded within Accounts Payable, Accrued Expenses and Other Liabilities, Repurchase Agreements and securities sold short, not yet purchased.

(h)

Deconsolidated Other Investments was $3.2 billion as of December 31, 2021, which was comprised of $727 million of liquid investments and $2.5 billion of illiquid investments. The liquid portion of Other Investments relates to public equity securities, which may include equity securities subject to lockup periods, and other investments held by Blackstone that can be easily converted to cash.

(i)

This adjustment removes amounts associated with the ownership of Blackstone consolidated operating partnerships held by non-controlling interests and adds back investments in consolidated Blackstone Funds which have been eliminated in consolidation.

(j)	This adjustment removes amounts related to consolidated Blackstone Funds.

Blackstone | 29

RECONCILIATION OF GAAP TO TOTAL SEGMENTS

($ in thousands)	QTD					FY

	4Q’20	1Q’21	2Q’21	3Q’21	4Q’21	FY’20	FY’21

Management and Advisory Fees, Net

GAAP	$1,134,138	$1,177,815	$1,212,549	$1,320,795	$1,459,548	$4,092,549	$5,170,707

Segment Adjustment (a)	1,887	390	193	(720)	(3,328)	18,616	(3,465)

Total Segment	$1,136,025	$1,178,205	$1,212,742	$1,320,075	$1,456,220	$4,111,165	$5,167,242

GAAP Realized Performance Revenues to Total Segment Fee Related Performance Revenues

GAAP

Incentive Fees	97,702	36,124	33,207	48,206	136,454	138,661	253,991

Investment Income - Realized Performance Allocations	1,465,154	534,367	808,620	1,522,495	2,787,970	2,106,000	5,653,452

GAAP	$1,562,856	$570,491	$841,827	$1,570,701	$2,924,424	$2,244,661	$5,907,443

Total Segment

Less: Realized Performance Revenues	(1,276,629)	(401,323)	(792,938)	(1,497,477)	(1,191,374)	(1,865,993)	(3,883,112)

Segment Adjustment (b)	-	-	-	89	824	8	913

Total Segment	$286,227	$169,168	$48,889	$73,313	$1,733,874	$378,676	$2,025,244

GAAP Compensation to Total Segment Fee Related Compensation

GAAP

Compensation	459,636	542,638	507,104	536,199	576,032	1,855,619	2,161,973

Incentive Fees Compensation	22,086	13,325	14,431	21,007	49,349	44,425	98,112

Realized Performance Allocations Compensation	590,089	213,027	347,423	631,632	1,119,911	843,230	2,311,993

GAAP	$1,071,811	$768,990	$868,958	$1,188,838	$1,745,292	$2,743,274	$4,572,078

Total Segment

Less: Realized Performance Compensation	(483,528)	(150,924)	(338,271)	(619,074)	(449,301)	(714,347)	(1,557,570)

Less: Equity-Based Compensation - Fee Related Compensation	(65,397)	(141,674)	(119,491)	(127,442)	(162,656)	(326,116)	(551,263)

Less: Equity-Based Compensation - Performance Compensation	(1,695)	(2,598)	(1,931)	(1,812)	(1,933)	(7,651)	(8,274)

Segment Adjustment (c)	(38,422)	(28,684)	(33,880)	(21,029)	(23,368)	(198,590)	(106,961)

Total Segment	$482,769	$445,110	$375,385	$419,481	$1,108,034	$1,496,570	$2,348,010

GAAP General, Administrative and Other to Total Segment Other Operating Expenses

GAAP	$214,124	$185,122	$205,057	$217,995	$309,673	$711,782	$917,847

Segment Adjustment (d)	(24,588)	(23,698)	(22,879)	(23,053)	(54,540)	(88,565)	(124,170)

Total Segment	$189,536	$161,424	$182,178	$194,942	$255,133	$623,217	$793,677

Realized Performance Revenues

GAAP

Incentive Fees	97,702	36,124	33,207	48,206	136,454	138,661	253,991

Investment Income - Realized Performance Allocations	1,465,154	534,367	808,620	1,522,495	2,787,970	2,106,000	5,653,452

GAAP	$1,562,856	$570,491	$841,827	$1,570,701	$2,924,424	$2,244,661	$5,907,443

Total Segment

Less: Fee Related Performance Revenues	(286,227)	(169,168)	(48,889)	(73,313)	(1,733,874)	(378,676)	(2,025,244)

Segment Adjustment (b)	-	-	-	89	824	8	913

Total Segment	$1,276,629	$401,323	$792,938	$1,497,477	$1,191,374	$1,865,993	$3,883,112

Blackstone | 30

RECONCILIATION OF GAAP TO TOTAL SEGMENTS – (CONT’D)

($ in thousands)	QTD					FY

	4Q’20	1Q’21	2Q’21	3Q’21	4Q’21	FY’20	FY’21

Realized Performance Compensation
GAAP
Incentive Fee Compensation	$22,086	$13,325	$14,431	$21,007	$49,349	$44,425	$98,112
Realized Performance Allocations Compensation	590,089	213,027	347,423	631,632	1,119,911	843,230	2,311,993
GAAP	$612,175	$226,352	$361,854	$652,639	$1,169,260	$887,655	$2,410,105
Total Segment
Less: Fee Related Performance Compensation (e)	(126,952)	(72,830)	(21,652)	(31,753)	(718,026)	(165,657)	(844,261)
Less: Equity-Based Compensation - Performance Compensation	(1,695)	(2,598)	(1,931)	(1,812)	(1,933)	(7,651)	(8,274)
Total Segment	$483,528	$150,924	$338,271	$619,074	$449,301	$714,347	$1,557,570

Realized Principal Investment Income
GAAP	$220,814	$355,038	$152,060	$325,414	$171,310	$391,628	$1,003,822
Segment Adjustment (f)	(116,993)	(56,882)	(88,928)	(174,404)	(95,842)	(232,695)	(416,056)
Total Segment	$103,821	$298,156	$63,132	$151,010	$75,468	$158,933	$587,766

GAAP Interest and Dividend Revenue net of Interest Expense to Total Segment Net Interest and Dividend Income (Loss)
GAAP
Interest and Dividend Revenue	39,726	31,412	31,017	35,048	63,166	125,231	160,643
Interest Expense	(45,702)	(44,983)	(44,322)	(52,413)	(56,550)	(166,162)	(198,268)
GAAP	$(5,976)	$(13,571)	$(13,305)	$(17,365)	$6,616	$(40,931)	$(37,625)
Segment Adjustment (g)	372	643	2,104	1,127	163	6,021	4,037
Total Segment	$(5,604)	$(12,928)	$(11,201)	$(16,238)	$6,779	$(34,910)	$(33,588)

This analysis reconciles the components of Total Segment Distributable Earnings (page 3) to their equivalent GAAP measures, reported on the Consolidated Statement of Operations (page 1). Segment basis presents revenues and expenses on a basis that deconsolidates the investment funds Blackstone manages and excludes the amortization of intangibles, the expense of equity-based awards and Transaction-Related Charges.

(a)

Represents (1) the add back of net management fees earned from consolidated Blackstone Funds which have been eliminated in consolidation, and (2) the removal of revenue from the reimbursement of certain expenses by the Blackstone Funds, which are presented gross under GAAP but netted against Management and Advisory Fees, Net in the Total Segment measures.

(b)	Represents the add back of Performance Revenues earned from consolidated Blackstone Funds which have been eliminated in consolidation.
(c)	Represents the removal of Transaction-Related Charges that are not recorded in the Total Segment measures.
(d)

Represents the removal of (1) the amortization of transaction-related intangibles, and (2) certain expenses reimbursed by the Blackstone Funds, which are presented gross under GAAP but netted against Management and Advisory Fees, Net in the Total Segment measures.

(e)	Fee related performance compensation may include equity based compensation based on fee related performance revenues.
(f)

Represents (1) the add back of Principal Investment Income, including general partner income, earned from consolidated Blackstone Funds which have been eliminated in consolidation, and (2) the removal of amounts associated with the ownership of Blackstone consolidated operating partnerships held by non-controlling interests.

(g)

Represents (1) the add back of Interest and Dividend Revenue earned from consolidated Blackstone Funds which have been eliminated in consolidation, and (2) the removal of interest expense associated with the Tax Receivable Agreement.

Blackstone | 31

NOTES

Notes to page 1 - Blackstone’s Fourth Quarter and Full Year 2021 GAAP Results

▪	Effective February 26, 2021, Blackstone effectuated changes to rename its Class A common stock as “common stock,” and to reclassify its Class B and Class C common stock into a new “Series I preferred stock” and “Series II preferred stock,” respectively (the “share reclassification”). Each new stock has the same rights and powers of its predecessor. All references to common stock, Series I preferred stock and Series II preferred stock prior to the share reclassification refer to Class A, Class B and Class C common stock, respectively.

▪	Income (Loss) Before Provision (Benefit) for Taxes Margin is calculated by dividing Income (Loss) Before Provision (Benefit) for Taxes by Total Revenues.

Notes to page 2 - Blackstone’s Fourth Quarter and Full Year 2021 Highlights

▪	The changes in carrying value, fund returns and composite returns presented throughout this presentation represent those of the applicable Blackstone Funds and not those of Blackstone.

Notes to page 5 - Investment Performance and Net Accrued Performance Revenues

▪	Core+ appreciation represents a weighted average of BREIT’s per share appreciation and BPP appreciation for the period. The returns are weighted based on the average of BREIT’s monthly net asset values and the average of BPP’s quarterly adjusted beginning period market values for the period.

▪	Results for the Secondaries business (also referred to as Strategic Partners) are reported on a three-month lag from the Secondaries’ fund financial statements, which generally report underlying investments on a same-quarter basis, if available. As a result, the appreciation presented herein does not include the impact of economic and market activity in the current quarter. Current market activity is expected to affect reported results in upcoming quarters.

▪	The BPS Composite gross and net returns are based on the BAAM Principal Solutions (“BPS”) Composite, which includes only BAAM-managed commingled and customized multi-manager funds and accounts and does not include BAAM’s individual investor solutions (liquid alternatives), strategic capital (seeding and GP minority stakes), strategic opportunities (co-invests), and advisory (non-discretionary) platforms, except for investments by BPS funds directly into those platforms. BAAM-managed funds in liquidation and, in the case of net returns, non fee-paying assets are also excluded. The funds/accounts that comprise the BPS Composite are not managed within a single fund or account and are managed with different mandates. There is no guarantee that BAAM would have made the same mix of investments in a stand-alone fund/account. The BPS Composite is not an investible product and, as such, the performance of the BPS Composite does not represent the performance of an actual fund or account.

▪	Effective 1Q’21, Credit returns are presented as separate returns for Private Credit and Liquid Credit instead of as a Credit Composite. Private Credit returns include mezzanine lending funds and middle market direct lending funds (including BXSL and BCRED), stressed/distressed strategies (including stressed/distressed funds and credit alpha strategies) and energy strategies. Liquid Credit returns include CLOs, closed-ended funds, open-ended funds and separately managed accounts. Only fee-earning funds exceeding $100 million of fair value at the beginning of each respective quarter-end are included. Funds in liquidation, funds investing primarily in investment grade corporate credit and our structured products group are excluded. Blackstone Funds that were contributed to Blackstone Credit as part of Blackstone’s acquisition of Blackstone Credit, formerly known as GSO, in March 2008 and the pre-acquisition date performance for funds and vehicles acquired by Blackstone Credit subsequent to March 2008, are also excluded.

Blackstone | 32

NOTES – (CONT’D)

Notes to page 16 – Assets Under Management - Rollforward

▪	In 2Q’21, the methodology for Total AUM was updated to exclude permanent fund level leverage where the intended use is not for investing purposes. These methodology changes resulted in a one-time adjustment to the full year market activity of $(1.8) billion for Real Estate. Funds without an adjustment were either already applying the methodology in reporting Total AUM or the update was not applicable.

Notes to page 17 – Deconsolidated Balance Sheet Highlights

▪	GP/Fund Investments include Blackstone investments in Real Estate, Private Equity, Hedge Fund Solutions, and Credit & Insurance, which were $697 million, $881 million, $186 million, and $318 million, respectively, as of December 31, 2021. Cash and Net Investments per share amounts are calculated using period end DE Shares Outstanding (see page 23, Share Summary).

Notes to page 22 – Shareholder Dividends

▪	DE before Certain Payables represents Distributable Earnings before the deduction for the Payable Under Tax Receivable Agreement and tax expense (benefit) of wholly owned subsidiaries. Common shareholders receive tax benefits from deductions taken by Blackstone’s corporate tax paying subsidiaries and bear responsibility for the deduction from Distributable Earnings of the Payable Under Tax Receivable Agreement and certain other tax-related payables.

▪	Per Share calculations are based on end of period Participating Common Shares (page 23, Share Summary); actual dividends are paid to shareholders as of the applicable record date.

▪	Retained capital is withheld pro rata from common shareholders and Blackstone Holdings Partnership unitholders. Common shareholders’ share was $190 million for 4Q’21 and $513 million for FY’21.

Blackstone | 33

DEFINITIONS AND DIVIDEND POLICY

Blackstone discloses the following operating metrics and financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America (“non-GAAP”) in this presentation:

▪	Segment Distributable Earnings, or “Segment DE”, is Blackstone’s segment profitability measure used to make operating decisions and assess performance across Blackstone’s four segments. Segment DE represents the net realized earnings of Blackstone’s segments and is the sum of Fee Related Earnings and Net Realizations for each segment. Blackstone’s segments are presented on a basis that deconsolidates Blackstone Funds, eliminates non-controlling ownership interests in Blackstone’s consolidated operating partnerships, removes the amortization of intangible assets and removes Transaction-Related Charges. Segment DE excludes unrealized activity and is derived from and reconciled to, but not equivalent to, its most directly comparable GAAP measure of Income (Loss) Before Provision (Benefit) for Taxes.

–

Net Realizations is presented on a segment basis and is the sum of Realized Principal Investment Income and Realized Performance Revenues (which refers to Realized Performance Revenues excluding Fee Related Performance Revenues), less Realized Performance Compensation (which refers to Realized Performance Compensation excluding Fee Related Performance Compensation and Equity-Based Performance Compensation).

–	Total Segment Revenues and Segment Revenues represent Net Management and Advisory Fees, Fee Related Performance Revenues, Realized Performance Revenues and Realized Principal Investment Income.

▪	Distributable Earnings, or “DE”, is derived from Blackstone’s segment reported results. DE is used to assess performance and amounts available for dividends to Blackstone shareholders, including Blackstone personnel and others who are limited partners of the Blackstone Holdings Partnerships. DE is the sum of Segment DE plus Net Interest and Dividend Income (Loss) less Taxes and Related Payables. DE excludes unrealized activity and is derived from and reconciled to, but not equivalent to, its most directly comparable GAAP measure of Income (Loss) Before Provision (Benefit) for Taxes.

–

Net Interest and Dividend Income (Loss) is presented on a segment basis and is equal to Interest and Dividend Revenue less Interest Expense, adjusted for the impact of consolidation of Blackstone Funds, and interest expense associated with the Tax Receivable Agreement.

–

Taxes and Related Payables represent the total GAAP tax provision adjusted to include only the current tax provision (benefit) calculated on Income (Loss) Before Provision (Benefit) for Taxes and including the Payable under the Tax Receivable Agreement. Further, the current tax provision utilized when calculating Taxes and Related Payables and DE reflects the benefit of deductions available to the company on certain expense items that are excluded from the underlying calculation of Segment DE and Total Segment Distributable Earnings, such as equity-based compensation charges and certain Transaction-Related Charges where there is a current tax provision or benefit. The economic assumptions and methodologies that impact the implied income tax provision are the same as those methodologies and assumptions used in calculating the current income tax provision for Blackstone’s consolidated statements of operations under U.S. GAAP, excluding the impact of divestitures and accrued tax contingencies and refunds which are reflected when paid or received. Management believes that including the amount payable under the tax receivable agreement and utilizing the current income tax provision adjusted as described above when calculating DE is meaningful as it increases comparability between periods and more accurately reflects earnings that are available for distribution to shareholders.

▪	Fee Related Earnings, or “FRE”, is a performance measure used to assess Blackstone’s ability to generate profits from revenues that are measured and received on a recurring basis and not subject to future realization events. FRE equals management and advisory fees (net of management fee reductions and offsets) plus Fee Related Performance Revenues, less (a) Fee Related Compensation on a segment basis, and (b) Other Operating Expenses. FRE is derived from and reconciled to, but not equivalent to, its most directly comparable GAAP measure of Income (Loss) Before Provision (Benefit) for Taxes.

Blackstone | 34

DEFINITIONS AND DIVIDEND POLICY – (CONT’D)

–

Fee Related Compensation is presented on a segment basis and refers to the compensation expense, excluding Equity-Based Compensation, directly related to (a) Management and Advisory Fees, Net and (b) Fee Related Performance Revenues, referred to as Fee Related Performance Compensation.

–

Fee Related Performance Revenues refers to the realized portion of Performance Revenues from Perpetual Capital that are (a) measured and received on a recurring basis, and (b) not dependent on realization events from the underlying investments.

–

Other Operating Expenses is presented on a segment basis and is equal to General, Administrative and Other Expenses, adjusted to (a) remove the amortization of transaction-related intangibles, (b) remove certain expenses reimbursed by the Blackstone Funds which are netted against Management and Advisory Fees, Net in Blackstone’s segment presentation, and (c) give effect to an administrative fee collected on a quarterly basis from certain holders of Blackstone Holdings Partnership Units. The administrative fee is accounted for as a capital contribution under GAAP, but is reflected as a reduction of Other Operating Expenses in Blackstone’s segment presentation.

–

Perpetual Capital refers to the component of assets under management with an indefinite term, that is not in liquidation, and for which there is no requirement to return capital to investors through redemption requests in the ordinary course of business, except where funded by new capital inflows. Includes co-investment capital with an investor right to convert into Perpetual Capital.

▪	Adjusted Earnings Before Interest, Taxes and Depreciation and Amortization, or “Adjusted EBITDA”, is a supplemental measure used to assess performance derived from Blackstone’s segment results and may be used to assess its ability to service its borrowings. Adjusted EBITDA represents Distributable Earnings plus the addition of (a) Interest Expense on a segment basis, (b) Taxes and Related Payables, and (c) Depreciation and Amortization. Adjusted EBITDA is derived from and reconciled to, but not equivalent to, its most directly comparable GAAP measure of Income (Loss) Before Provision (Benefit) for Taxes.

▪	Performance Revenues collectively refers to: (a) Incentive Fees, and (b) Performance Allocations.

▪	Performance Compensation collectively refers to: (a) Incentive Fee Compensation, and (b) Performance Allocations Compensation.

–

Performance Compensation reflects an increase in the aggregate Realized Performance Compensation paid to certain of our professionals above the amounts allocable to them based upon the percentage participation in the relevant performance plans previously awarded to them as a result of a new compensation program that commenced in 2Q’21. Fee Related Compensation was decreased by a corresponding amount. These changes to Performance Compensation and Fee Related Compensation had no impact to Distributable Earnings.

▪	Transaction-Related Charges arise from corporate actions including acquisitions, divestitures, and Blackstone’s initial public offering. They consist primarily of equity-based compensation charges, gains and losses on contingent consideration arrangements, changes in the balance of the Tax Receivable Agreement resulting from a change in tax law or similar event, transaction costs and any gains or losses associated with these corporate actions.

Blackstone | 35

DEFINITIONS AND DIVIDEND POLICY – (CONT’D)

Dividend Policy. Blackstone’s intention is to pay to holders of common stock a quarterly dividend representing approximately 85% of Blackstone Inc.’s share of Distributable Earnings, subject to adjustment by amounts determined by Blackstone’s board of directors to be necessary or appropriate to provide for the conduct of its business, to make appropriate investments in its business and funds, to comply with applicable law, any of its debt instruments or other agreements, or to provide for future cash requirements such as tax-related payments, clawback obligations and dividends to shareholders for any ensuing quarter. The dividend amount could also be adjusted upward in any one quarter. All of the foregoing is subject to the qualification that the declaration and payment of any dividends are at the sole discretion of Blackstone’s board of directors and our board of directors may change our dividend policy at any time, including, without limitation, to reduce such quarterly dividends or even to eliminate such dividends entirely.

Blackstone | 36

FORWARD-LOOKING STATEMENTS

This presentation may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect our current views with respect to, among other things, our operations, taxes, earnings and financial performance, share repurchases and dividends. You can identify these forward-looking statements by the use of words such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “scheduled,” “estimates,” “anticipates,” “opportunity,” “leads” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include but are not limited to the impact of the novel coronavirus (“COVID-19”), as well as those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, as such factors may be updated from time to time in our periodic filings with the United States Securities and Exchange Commission (“SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this report and in our other periodic filings. The forward-looking statements speak only as of the date of this report, and we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

This presentation does not constitute an offer of any Blackstone Fund.

Blackstone | 37